Exhibit 23.1



                               KYLE L. TINGLE, CPA





To Whom It May Concern:                                          August 13, 2004


The firm of Kyle L. Tingle, CPA, LLC consents to the inclusion of his report of July 24, 2004 accompanying the audited financial statements of Domain Registration, Corp., as of June 30, 2004 and December 31, 2003, and the related statements of income, stockholders' equity, and cash flow for the periods indicated therein, in the Form 10QSB with the U.S. Securities and Exchange Commission.

Very truly yours,


/s/ Kyle L. Tingle


Kyle L. Tingle, CPA, LLC




         P.O. Box 50141, Henderson, Nevada 89016, Phone:(702) 450 2200,
             Fax: (702) 436 4218, e-mail: Ktingle@kyletinglecpa.com